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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

We consent to the use in this Amendment No. 3 to the Registration Statement of Hartman Commercial Properties REIT on Form 10 of our report dated March 28, 2003, on the audit of the consolidated financial statements of Hartman Commercial Properties REIT for the years ended December 31, 2002, 2001 and 2000 and our report dated March 28, 2003 on the Statement of Revenue and Certain Expenses for 2002 Acquisition Properties for the years ended December 31, 2001 and 2000.


/s/ PANNELL KERR FORSTER OF TEXAS, P.C.


Houston, Texas
September 24, 2003